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                                  Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                    BANK CONTACT: PAUL A. MILLER
                                                                  (978) 725-7555


                                 LSB CORPORATION
                              DIVIDEND YIELD 3.29%


NORTH ANDOVER, Mass. -- (BUSINESS WIRE) - April 29, 2005, LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on April 28, 2005. The Board voted to pay a cash dividend of $0.14 per share on its outstanding shares of common stock payable on May 26, 2005 to shareholders of record at the close of business on May 12, 2005. This represents a 3.29% dividend yield based on the stock price $17.00 at the close of business on April 28, 2005.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.